Exhibit 99.1

 OneWater Marine Announces the Appointment of Steve Roy to its Board of Directors

BUFORD, GA, August 12, 2022 – OneWater Marine Inc. (NASDAQ: ONEW) (“OneWater” or “the Company”) today announced the appointment of Steve Roy to the Company’s Board of Directors (the “Board”) as an additional independent director, effective as of August 12, 2022. This appointment will increase the size of the Board from ten to eleven directors, nine of whom are independent.

“We are thrilled to welcome Steve to the Board of Directors. His financial expertise across multiple industries, including logistics and retail, will provide valuable insights as we continue to advance OneWater’s growth strategy,” said Mitchell Legler, OneWater’s Chairman of the Board. “Steve’s proven financial leadership further strengthens our Board, supporting enhanced value creation for our shareholders.”

Mr. Roy currently serves as an independent financial advisor managing investment activities for a large family office. Prior to working independently, Mr. Roy was the Chief Financial Officer for AAA Cooper Transportation (“ACT”) from 2004 to 2019, a multi-regional logistics company. Mr. Roy simultaneously served as a member of the ACT Board of Directors. Prior to that, he was the Executive Vice-President and Chief Financial Officer of Movie Gallery, Inc., a Nasdaq-listed video specialty retailer. Mr. Roy has served on the University of Alabama President’s Cabinet, and as a Director at the Business Council of Alabama and the Dothan Area Chamber of Commerce. Mr. Roy earned his B.S. in Accounting from the University of Alabama.

About OneWater Marine Inc.

OneWater Marine Inc. is one of the largest and fastest-growing premium marine retailers in the United States. OneWater operates a total of 96 retail locations, 10 distribution centers/warehouses and multiple online marketplaces in 20 different states, several of which are in the top twenty states for marine retail expenditures. OneWater offers a broad range of products and services and has diversified revenue streams, which include the sale of new and pre-owned boats, finance and insurance products, parts and accessories, maintenance, repair and other services.

Cautionary Statement Concerning Forward-Looking Statements
This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including regarding our strategy, future operations, financial position, prospects, plans and objectives of management, growth rate and its expectations regarding future revenue, operating income or loss or earnings or loss per share. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “will be,” “will likely result,” “should,” “expects,” “plans,” “anticipates,” “could,” “would,” “foresees,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “outlook” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. These forward-looking statements are not guarantees of future performance, but are based on management's current expectations, assumptions and beliefs concerning future developments and their potential effect on us, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Our expectations expressed or implied in these forward-looking statements may not turn out to be correct.

Important factors, some of which are beyond our control, that could cause actual results to differ materially from our historical results or those expressed or implied by these forward-looking statements include the following: effects of industry wide supply chain challenges and our ability to maintain adequate inventory, changes in demand for our products and services, the seasonality and volatility of the boat industry, our acquisition and business strategies, the inability to comply with the financial and other covenants and metrics in our credit facilities, cash flow and access to capital, effects of the COVID-19 pandemic and related governmental actions or restrictions on the Company’s business, risks related to the ability to realize the anticipated benefits of any proposed or recent acquisitions within the anticipated time frame if at all, including the risk that proposed or recent acquisitions will not be integrated successfully, the timing of development expenditures, and other risks.

More information on these risks and other potential factors that could affect our financial results is included in our filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Annual Report on Form 10-K for the fiscal year ended September 30, 2021 and in our subsequently filed Quarterly Reports on Form 10-Q, each of which is on file with the SEC and available from OneWater Marine’s website at www.onewatermarine.com under the “Investors” tab, and in other documents OneWater Marine files with the SEC. Any forward-looking statement speaks only as of the date as of which such statement is made, and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.

Investor or Media Contact:
Jack Ezzell
Chief Financial Officer
IR@OneWaterMarine.com